UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date	of report (Date of earliest event reported) February 24, 2006

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264

(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487

(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Effective February 24, 2006, the Compensation Committee of the Board of Directors of Nabi Biopharmaceuticals (the “Company”) adopted a retention program (the “Retention Program”) to help retain the services of key employees who are critical to the Company’s success. Under the Retention Program, the Compensation Committee awarded to each employee designated as a participant in the Retention Program an award of restricted stock (the “Restricted Shares”), an option to purchase shares of the Company’s common stock (the “Options”), and an opportunity to receive a cash bonus, each of which is more fully described below.

As part of the Retention Program, an aggregate of 304,610 Restricted Shares and 437,260 Options were granted to employee participants on February 24, 2006 pursuant to the terms and conditions of the Company’s 2000 Equity Incentive Plan. The Restricted Shares and Options will vest in full on March 1, 2009 (the “Vesting Date”) provided that the participant is employed by the Company on that date. The exercise price of each Option is $3.83 per share, and each Option will expire on February 24, 2016. In the event of a change in control of the Company prior to the Vesting Date, all of the outstanding Restricted Shares and Options will vest in full upon consummation of the change of control transaction provided that the participant is employed by the Company on that date. In the event that a participant’s employment is terminated without cause by the Company or by the participant for good reason after March 1, 2008, the Restricted Shares and the Options will vest in full on the termination date.

The Compensation Committee also approved as part of the Retention Program the payment of an aggregate of approximately $1.5 million in cash bonuses to participants who are employed by the Company on March 1, 2007 (the “Payment Date”). In the event of a change of control of the Company prior to the Payment Date, the cash bonuses will be paid in connection with the change of control transaction provided that the participant is employed by the Company on the date of the change of control.

The following table sets forth the number of Restricted Shares and Options and the amount of the cash bonus awarded to each of the Company’s executive officers under the Retention Plan:

Name and Position	Restricted Shares	Options	Cash Bonus
Thomas H. McLain Chairman, Chief Executive Officer, and President	58,746	84,329	$225,000
Raafat E.F. Fahim, Ph.D. Senior Vices President, Technical and Production Operations	37,859	54,345	$145,000
Henrik S. Rasmussen, M.D., Ph.D. Senior Vice President, Clinical, Medical, and Regulatory Affairs	37,859	54,345	$145,000
Joseph Johnson Senior Vice President, People, Process and Technology	32,637	46,849	$125,000

The award agreements between the Company and the participants relating to the grant of Restricted Shares and Options under the Company’s 2000 Equity Incentive Plan and the opportunity to receive a cash bonus will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: February 28, 2006	By:	/S/ THOMAS H. MCLAIN
Name: Thomas H. McLain Title: Chairman, Chief Executive Officer, and President